UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 24, 2011

FOUR OAKS FINCORP, INC.
(Exact name of registrant as specified in its charter)

North Carolina	000-22787	56-2028446
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6114 U.S. 301 South
Four Oaks, North Carolina	27524
(Address of principal executive offices)	(Zip Code)

(919) 963-2177
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

Effective May 24, 2011, Four Oaks Fincorp, Inc. (OTC BB: FOFN) (the “Corporation”) and its wholly-owned bank subsidiary, Four Oaks Bank & Trust Company (the “Bank”), entered into a written agreement (the “Written Agreement”) with the Federal Reserve Bank of Richmond (the “FRB”) and the State of North Carolina Office of the Commissioner of Banks (“NCCOB”).

Under the terms of the Written Agreement, the Bank has agreed to develop and submit for approval within the time periods specified therein written plans to:

●	strengthen board oversight of the Bank’s management and operations;
●	strengthen credit risk management practices at the Bank;
●	revise lending and credit administration policies and procedures at the Bank and provide relevant training;
●	enhance the Bank’s real estate appraisal policies and procedures;
●	enhance the Bank’s loan grading and independent loan review programs;
●
improve the Bank’s position with respect to loans, relationships, or other assets in excess of $750,000, which are now or in the future become past due more than 90 days, are on the Bank’s problem loan list, or adversely classified in any report of examination of the Bank; and

●	review and revise the Bank’s current policy regarding the Bank’s allowance for loan and lease losses and maintain a program for the maintenance of an adequate allowance.

In addition, the Bank has agreed that it will:

●
refrain from extending, renewing, or restructuring any credit to or for the benefit of any borrower, or related interest, whose loans or other extensions of credit have been criticized in any report of examination of the Bank absent prior approval by the Bank’s board of directors or a designated committee of the board in accordance with the restrictions in the Written Agreement;

●
eliminate from its books, by charge-off or collection, all assets or portions of assets classified as “loss” in any report of examination of the Bank, unless otherwise approved by the FRB and the NCCOB; and

●	take all necessary steps to correct all violations of law or regulation cited by the FRB and the NCCOB.

In addition, the Corporation has agreed that it will:

●
refrain from taking any form of payment representing a reduction in capital from the Bank or make any distributions of interest, principal, or other sums on subordinated debentures or trust preferred securities absent prior regulatory approval;

●	refrain from incurring, increasing, or guaranteeing any debt without the prior written approval of the FRB; and
●	refrain from purchasing or redeeming any shares of its stock without the prior written consent of the FRB.

Under the terms of the Written Agreement, both the Corporation and the Bank have agreed to:

●	submit for approval a joint plan to maintain sufficient capital at the Corporation on a consolidated basis and at the Bank on a stand-alone basis;
●	notify the FRB and the NCCOB if the Corporation’s or the Bank’s capital ratios fall below the approved capital plan’s minimum ratios;
●	refrain from declaring or paying any dividends absent prior regulatory approval;
●
comply with applicable notice provisions with respect to the appointment of new directors and senior executive officers of the Corporation and the Bank and legal and regulatory limitations on indemnification and severance payments; and

●	submit annual business plans and budgets and quarterly joint written progress reports regarding compliance with the Written Agreement.

This description of the Written Agreement is a summary and does not purport to be a complete description of all of its terms and is qualified in its entirety by reference to the copy of the Written Agreement filed with this Current Report as Exhibit 10.1 and incorporated herein by reference.

The directors of the Corporation and the Bank have recognized and unanimously agree with the goal of financial soundness that the Written Agreement represents and have confirmed the intent of the directors and senior management of the Corporation and the Bank to diligently seek to comply with all requirements of the Written Agreement.

Item 9.01       Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description of Exhibit

10.1
Written Agreement, effective May 24, 2011, by and among Four Oaks Fincorp, Inc., Four Oaks Bank & Trust Company, the Federal Reserve Bank of Richmond, and the State of North Carolina Office of the Commissioner of Banks

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUR OAKS FINCORP, INC.

	By:	/s/ Ayden R. Lee, Jr.

Ayden R. Lee, Jr.
Chairman, President, and
Chief Executive Officer

Date: May 26, 2011

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1
Written Agreement, effective May 24, 2011, by and among Four Oaks Fincorp, Inc., Four Oaks Bank & Trust Company, the Federal Reserve Bank of Richmond, and the State of North Carolina Office of the Commissioner of Banks